CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-98094, 33-98114, 33-99574, 333-02808, 333-37201, 333-00890, 333-85561, 333-103611, and 333-127362) of AVX Corporation of our report dated May 20, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Atlanta, Georgia
May 20, 2009